Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated September 9, 2014, in the Registration Statement on Form F-1 and related Prospectus of Azul S.A.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

/s/ Julio Braga Pinto

Partner

Sao Paulo, Brazil

November 28, 2014

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 20, 2013, with respect to the financial statements of Trip Linhas Aéreas S.A. included in the Registration Statement on Form F-1 and related Prospectus of Azul S.A.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

(formerly Ernst & Young Terco, Auditores Independentes S.S.)

/s/ Julio Braga Pinto

Partner

Sao Paulo, Brazil

November 28, 2014